Exhibit 10.17

MERCHANDISING LICENSE AGREEMENT

1.	DATED:	As of 8/23/07
2.	LICENSOR:	CBS CONSUMER PRODUCTS CBS Enterprises A Division of CBS Broadcasting Inc. 1700 Broadway New York, New York 10019
	LICENSEE:	ETERNAL IMAGE 28800 Orchard Lake Road, Suite 130, Farmington Hills, MI 48334 Nick Poprovsky 248-932-3333 nickp@eternalimage.net
3.	PROPERTY:	STAR TREK – The original series
4.	LICENSED ARTICLE(S):	Caskets, Urns, Monuments, Vaults
5.	TERRITORY:

U.S., Canada, Europe (Austria Belgium, Denmark, Finland, France, Greece, Holland, Italy, Croatia, Norway, Portugal, Poland, Russia Spain, UK, Sweden, Czech Republic, Hungary, Germany),Japan, South Korea, Australia, New Zealand

6.	TERM:	Through 12/31/2010
7.	RIGHTS GRANTED:

In consideration of the payments set forth below, and of and subject to the covenants, undertakings and agreements by Licensee in the Agreement.  CBS hereby grants to Licensee the license (subject) to paragraph 7a. below) to use the Property only in connection with the Licensed Articles (per Paragraph 4 above), in the Territory (per Paragraph 5 above), for the

Term (per Paragraph 6 above).

	7a: Exclusivity (Check One)	[X] NON-Exclusive [ ] Exclusive
8.	PAYMENT: a. Advance:	$5,000 United States Dollars ($5,000) payable upon execution hereof by Licensee.
	b. Royalty Rate:	9% for sales in 2008 – 10% for sales in 2009 & 2010
c. Guarantee:

United States Dollars ($40,000), due and payable as follows:

2008-$10,000 with respect to sales of the Licensed Products only during the calendar year 2008.

2009-$15,000 with respect to sales of the Licensed Products only during the calendar year 2009.

2010-$15,000 with respect to sales of the Licensed Products only during the calendar year 2010.

9.	MARKETING DATE(S):	November 2007
10.	PLACE OF MANUFACTURE:	USA
11.	APPROVALS:

All Licensed Articles and any related packaging and advertising must be approved by CBS in writing before distribution or sale by Licensee.  Such approvals or disapprovals are within CBS’s sole discretion, and any submission not approved in writing is deemed disapproved.

12.	CHANNELS OF DISTRIBUTION:	Funeral Home
13.	ADDITIONAL TERMS:	The balance of the terms are set forth in Schedules 1 and 2, and Exhibits A through C, attached hereto and incorporated herein by this reference.
14.	LEGAL NOTICE	Licensee shall contact CBS for the applicable notice for each Licensed Article.

SCHEDULE I

1.

PROPERTY:  As used herein and in the Agreement to which this Schedule “I” is attached, the term “Property” shall mean the material specified in Paragraph 3 of the Agreement to which this Schedule “I” is attached.  This Agreement applies to the television program (the “Program”) set forth in paragraph 3 only and not to any sequels, prequels, remakes, or any other production or work based on, derived from or inspired by the Program.

2.

LICENSE:  CBS hereby grants to Licensee and Licensee hereby accepts, the nonexclusive right, license and privilege to manufacture the designated Licensed Articles based upon the Property, and to distribute, offer for sale, sell, advertise and promote them in the Territory during the Term.  The license granted herein includes the non-exclusive right to use, in the Territory and for the Term, the title of the Program or Property and the approved trade and service marks and names, and the approved logos and art work, if any, embodying them (collectively, the “Trademarks”).  Licensee’s rights are subject to the “Reserved Rights” specified in Paragraph 3 below.  Nothing herein shall affect or limit the unrestricted right of CBS or its designees to distribute or exhibit the Program or Property, in whole or in part, by any means or in any media.

3.

RESERVED RIGHTS:   The license granted herein does not include any right, title or interest in or to the Property or the Program, nor to any copyrights, patents, and/or trademarks therein or associated therewith.  All rights not specifically granted to Licensee herein are reserved to CBS without restriction.  Without limiting the foregoing, CBS reserves unto itself and/or it’s designees the right to manufacture, distribute, offer for sale, sell, advertise, promote, display and otherwise exploit articles similar and/or identical to the Licensed Articles for use in connection with the Property, Program related marketing, promotion, or similar activities, premium sales and/or give-aways, promotional give-aways, in CBS stores, on CBS websites, sales at or adjacent to theme parks, amusement parks, entertainment centers or other amusement attractions, and/or sales in or in connection with facilities owned, operated and/or controlled by CBS, and their parent, affiliated and/or subsidiary companies.  Licensee is expressly prohibited from making any use of, or reference to, the Property in connection with any on-line activities, except for on-line advertising of the Licensed Articles.  Licensee agrees to furnish to CBS, at its best wholesale distributor price, any number of Licensed Articles ordered by CBS for sale in or in connection with any of the foregoing reserved activities.

4.

MANUFACTURING AND DISTRIBUTION OBLIGATIONS/MARKETING

DATE:

a.

Licensee shall manufacture, distribute and commence the marketing of a substantial number of items of the licensed Articles not later than the Marketing Date set forth in this Agreement.  If Licensee fails to meet or demonstrates an inability to meet the Marketing Date for any Licensed Article, CBS may terminate the rights granted to Licensee with respect to such Licensed Article on ten (10) business days prior written notice, provided Licensee shall not have commenced distribution of commercially reasonable quantities of such Licensed Article within such period.  If, subsequent to the commencement of marketing and distribution of any Licensed Article, Licensee fails to actively continue the marketing and distribution of commercially reasonable quantities of said Licensed Article in any country of or substantial portion of the Territory, CBS may terminate the rights granted to Licensee with respect to that particular country or portion of the Territory on ten (10) business days prior written notice, provided Licensee shall not have recommenced distribution of commercially reasonable quantities of such Licensed Article within such country or portion of the Territory within such period.  Termination of this Agreement, or any portion thereof, by CBS pursuant to this subparagraph 4(a) shall in no way reduce, proportionally or otherwise, the Guarantee required to be paid to CBS hereunder.  Failure by Licensee to meet the Marketing Date or actively market and distribute Licensed Articles shall be deemed a material breach of this Agreement.

b.

Licensee acknowledges that CBS is entering into this Agreement not only in consideration of the payments to be made by Licensee, but also in consideration of the promotional value to it, to the Property and to the Program of the widespread distribution, sale, advertising and promotion of the Licensed Articles.  Accordingly, Licensee shall seek to procure the greatest volume of sales of the Licensed Articles consistent with high quality and shall make and maintain timely and adequate arrangements for their manufacture, distribution, sale, advertising and promotion.

c.

Licensee shall distribute and sell the Licensed Articles outright at a competitive price, and not on approval, consignment, sale-or-return, or any similar basis, and further, only to jobbers, wholesalers, and retailers for distribution and sale to retail stores and merchants; but not for publicity or promotional tie-in purposes, or any other means of distributing, marketing or merchandising reserved to CBS under Paragraph 3 above.

5.

PAYMENT:  All payments (including, without limitation advances, royalties, and guarantees) required to be made by Licensee shall be made to CBS.  The Advance is non-returnable and is to be applied against royalties payable hereunder, and the royalties shall be applicable to the Guarantee.  The Royalty Rate shall be applied to Licensee’s “Net Wholesale Price” of each Licensed Article.  For purposes hereof “Net Wholesale Price” means any and all gross sales of Licensed Articles by Licensee or any of its affiliated, associated or subsidiary companies, without any deductions whatsoever (including, without limitation, uncollectible accounts, manufacturing, distribution, advertising, marketing or promotion costs and cash, trade or other discounts), except for actual returns not exceeding five percent (5%) of gross sales.  Credit against sales will be allowed only for actual returns, and no credit will be allowed against sales based on an accrual or reserve system.  The foregoing royalty will be payable on all Licensed Article(s) distributed by Licensee, including Licensed Article(s) not billed, except for a reasonable number of samples which may be given away in the normal corse of business, not to exceed five percent (5%) of Licensee’s total production.  The Guarantee is payable, to the extent not then already paid to CBS as an Advance or Royalty no later than three (3) months prior to the expiration of the Term or earlier termination of this Agreement.

6.

ACCOUNTING AND AUDIT:   Licensee shall render accounting statements that include the “Project Number” given to Licensee in writing by CBS, if any, which has been assigned to each SKU of the Licensed Articles (in the form of Exhibit “A” attached hereto) to CBS on a quarterly (calendar year) basis within thirty (30) days of the end of each quarter, whether or not any payment is shown to be due to CBS thereunder, and remit payments due CBS along with such statements, as follows: via regular mail to CBS Consumer Products, 1700 Broadway, 33rd Floor, New York, New York 10019.  If the Territory covers more than one country, accounting statements shall be separated on a country-by-country basis.  All payments shall be made without set-off of any amount or nature whatsoever whether based upon any claimed debt or liability of CBS to Licensee.  Sums not paid when due shall bear interest at the greater of the rate of ten percent (10%) per annum or the prime interest rate of Chase Manhattan Bank plus two percent (2%), without prejudice to any other rights of CBS in connection therewith.  The receipt and deposit of monies by CBS shall not prevent or limit CBS’s right to contest the accuracy and/or correctness of any statement in respect of such monies.  Licensee shall keep accurate books of account and records covering all transactions relating to this Agreement and shall retain such documents in its possession or under it’s control relating to this Agreement, at Licensee’s principal place of business for not less than two (2) years after the expiration of the Term or earlier termination of the Agreement and shall allow CBS and its representatives, upon prior written notice, to audit said books of account and records and to make copies thereof at CBS’s expense.  If any such audit reveals Royalties due to CBS, all auditing fees, costs and expenses shall be borne by Licensee, plus interest on the amount due, computed from the first due date of the applicable accounting period in which such Royalties were found to have been unpaid.  If any such audit reveals Royalty payments due to CBS in excess of twenty percent (20%) of the Royalties paid to CBS for the period covered by such audit, then, in addition to any and all other rights, legal and/or equitable, of CBS, CBS shall have the right to immediately terminate the Term upon notice to Licensee.

7.

APPROVALS/ARTWORK/SAMPLES:

a.

The quality of the Licensed Articles and all packaging, hang-tags, labels, press releases, advertising, promotional, display and any other material prepared in connection with the Licensed Articles (collectively, “Packaging and Promotional Material”) shall be of a high standard, no less than the best quality of similar material presently manufactured, distributed, sold and/or used by Licensee in the Territory and shall be in full conformity with all applicable laws and regulations.

b.

CBS shall have a right of absolute prior written approval in its sole discretion of the Licensed Articles and all Packaging and Promotional Material at all stages of the development and application thereof for each individual item (regardless of whether a similar or related item may previously have been approved), and prior to any use thereof by or on behalf of Licensee as more fully set forth in Exhibit “B” hereto.  Any acts by Licensee contrary to the terms of this Paragraph shall be deemed a material breach of this Agreement.

c.

Licensee shall submit in a timely manner for CBS’s approval all Licensed Articles and all Packaging and Promotional Material, to be solely identified by the Project Number, to Director of Licensing and Merchandising, CBS Consumer Products, 1700 Broadway, New York, New York 10019.  All submissions shall be made prior to any use thereof, or public disclosure thereof, by or on behalf of Licensee.  Any submission not approved in writing by CBS within fourteen (14) days shall be deemed disapproved (see Exhibit “B” (Approval Guidelines) which is attached hereto and made a part hereof).

d.

CBS shall furnish to Licensee, at Licensee’s cost, such artwork as may be reasonably necessary solely for the manufacture, advertising and promotion of the Licensed Articles, subject to availability (“Artwork”); all such Artwork shall be and remain the property of CBS, notwithstanding its creation or modification by Licensee, and shall be returned to CBS after its use by Licensee.

e.

Licensee shall allow CBS or its designee to enter Licensee’s premises and all manufacturing facilities during regular business hours, upon reasonable prior written notice, for the purpose of inspecting the Licensed Articles, Packaging and Promotional Material and the facilities in which they are manufactured and packaged.  In the event that the quality standards herein above referred to are not met, Licensee shall, upon written notice from CBS, discontinue the manufacture and distribution of such Licensed Articles and/or the Packaging and Promotional Material related thereto, unless Licensee shall have remedied such failure of quality to CBS’s satisfaction within ten (10) business days after Licensee’s receipt of notice thereof; failure to effect such remedial measures shall entitle CBS to terminate this Agreement upon notice to Licensee.

f.

Licensee shall furnish to CBS at no charge five (5) samples of each Licensed Article at the commencement of distribution thereof.  Upon CBS’s request, Licensee shall furnish additional samples at cost, such samples not to be resold by CBS.

g.

Licensee shall furnish to CBS a camera-ready slide of Licensee’s logo, pre-approved by Licensee, along with photographs of the Licensed Articles, for use in CBS’s trade advertising of its licensing program in respect of the Property, and licensed articles produced in connection therewith, and CBS’s exploitation of Reserved Rights under Paragraph 3 hereof.

8.

GOODWILL, PATENTS, TRADEMARKS AND COPYRIGHT:

a.

Licensee recognizes and acknowledges that: (i) the title of the Property and/or Program (and, if the Program is a sequel to a prior work, or if there are now or are later developed sequels to the Program, the titles of such prior work and of such sequels) and the logos and/or artwork (including artwork developed for advertising and promotional use) embodying such title or titles are, trademarks and copyrights of CBS or its designee, whether or not registered as such; (ii) the good will associated with the property and the Trademarks inures solely and exclusively to CBS or its designee; and (iii) the Property and the Trademarks have acquired, and will continue indefinitely to have and to acquire, a secondary meaning in the minds of the public.

b.

Licensee shall not acquire any rights in the Property and/or Trademarks as a result of Licensee’s use thereof, and all use by Licensee shall inure to CBS’s or its designee’s benefit.  License shall not directly or indirectly during the Term or thereafter, attack CBS’s or its designee’s ownership of the Property, the artwork, the Trademarks or the validity thereof or attack the validity of the license granted herein, or apply for any registration or file and document or take any action which would affect CBS’s or its designee’s ownership of the Property, the artwork or Trademarks or aid or abet anyone else in doing so, or use or authorize the use of any trademark, trade name or words, symbols or combination thereof or together designation identical with or confusingly similar to the Trademarks or to any element of the Property, or artwork whether or not such element shall have been protected by patent, trademark or copyright, nor shall Licensee in any way disparage the Property, the Program, the Trademarks and/or CBS or its designee.

c.

Ownership of all copyright, patent and trademark rights in the Licensed Articles and Packaging and Promotional Material shall be in CBS’s name.  Licensee shall cause such copyright, trademark and other required notices to appear on or within each unit of the Licensed Articles and/or the Packaging and Promotional Material as may be designated and approved by CBS.  Any and all additions to, and new renderings, modifications or embellishments of, the artwork shall, notwithstanding their invention, creation and use by Licensee or its agents, be and remain the property of CBS or its designee, and CBS may use, and license others to use, the same, subject only to the provisions of this Agreement.  Licensee shall enter into written agreements with all of its employees and independent contractors (i) providing that all artwork and designs created by them in the course of Licensee’s performance under this Agreement shall be the property of CBS or its designee either as works for hire under U.S. copyright law or otherwise; and (ii) obligating them to assign all rights in such artwork and designs to CBS.  Licensee shall submit for CBS’s approval copies of all such agreements prior to use thereof.  Licensee shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as “authors” or “inventors” of any such artwork or designs (as such terms are used in present or future U.S. copyright and/or patent statutes or judicial decisions).  Licensee shall furnish to CBS, at CBS’s request, full information concerning the invention and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to CBS.

d.

Licensee, shall fully cooperate with CBS or its designee in protecting the Property and/or the Trademarks, and shall promptly supply CBS with any information or materials reasonably required by CBS.  If Licensee learns of any unauthorized use of the Property in the Territory, Licensee shall promptly advise CBS in writing of the nature and extent of same.  CBS may, in its sole discretion, take, or elect not to take, such action as it deems advisable against any infringing party without consultation with, or responsibility to, Licensee.  Licensee shall fully cooperate with CBS in the prosecution of any action, including by way or providing documents, giving testimony and the like.  CBS shall incur no liability to Licensee by reason of CBS’s failure or refusal to prosecute, or permit Licensee to prosecute, any allege infringement by third parties, nor by reason of any settlement to which CBS may agree.  CBS shall retain any and all recoveries from any such actions or settlements.

e.

If the Territory covers countries outside of the United States, Licensee shall not use the Property, Trademarks or other trademarks or service marks included in the Property in any such country without first requesting, and receiving, a Notification of Availability from CBS; failing which, CBS’s indemnification obligation as provided under subparagraph 9.d., below, shall not apply to the use of the Property, Trademark, trademarks or service marks in such country for such goods or services.

9.

WARRANTIES AND INDEMNIFICATION:

a.

Licensee represents and warrants that it is duly organized under applicable law and that it has the right and authority to enter into this Agreement and perform its obligations hereunder.  Licensee further represents and warrants that it will comply with all applicable governmental laws, rules and regulations in connection with its manufacture, distribution, sale or use of the Licensed Articles and its activities pursuant to this Agreement and that the Licensed Articles are not manufactured in any so-called “sweatshops” or under any other abusive conditions, and in compliance with Federal and State labor, health, safety and related laws.

b.

CBS represents and warrants that it is duly organized under applicable law and that it has the right and authority to enter into and perform this Agreement and to grant the rights granted hereunder.  CBS makes no representation or warranty as to the amount of receipts Licensee will derive or as to the quality or success of the Program or Property or reception it will receive by the public, nor shall CBS be obligated to continue the exhibition, distribution or other exploitation of the Program or Property or continue the use of any element of the Property.

c.

Licensee shall indemnify, hold harmless, and defend CBS, its parent, affiliated and subsidiary companies, and all of its officers, directors, agents, attorneys and employees (“Indemnities”) from and against any an all liabilities, claims, causes of action, suits, losses, damages, fines, judgments, settlements and expenses (including reasonable attorneys’ fees and court costs) which may be suffered, made or incurred by any of such Indemnities arising out of any breach or alleged breach of any of the covenants, warranties, representations and agreements made by Licensee herein, including without limitation, claims relating to or based upon: (i) unauthorized use of, or infringement of any patent, trademark, design, copyright or other proprietary or privacy right of a third party by Licensee: (ii) artwork or other material relating to the Property created, modified and/or used by Licensee in connection with the Licensed Articles without CBS’s approval; and/or (iii) defects in the Licensed Articles, despite CBS’s approval thereof, it being understood and agreed that any governmental order of recall or injunction against distribution and/or sale shall, as between CBS and Licensee, be deemed conclusive proof of such defect for the purpose of invoking the indemnifications set forth herein.  CBS and Licensee shall give the other prompt written notice of the institution of any action or the making of any claim alleging a breach hereunder.

d.

CBS shall indemnify, hold harmless, and defend Licensee from and against any and all liabilities, claims, causes of action, suits, losses, damages, fines, judgments, and expenses (including reasonable attorney’s fees and court costs) which may be suffered, made or incurred by Licensee arising solely out of use by Licensee of the Property as authorized in this Agreement.  Licensee shall give CBS prompt written notice of the institution of any action or the making of any such claims.  CBS shall control all aspects of the disposition of such claims and Licensee shall cooperate fully with CBS in connection therewith.

10.

INSURANCE:  Licensee shall obtain and maintain throughout the Term, at Licensee’s sole expense, standard Product Liability Insurance, Advertiser’s Liability Insurance, and Errors and Omission Insurance from a reputable insurance company qualified to do business in the State of New York, naming CBS, its parent companies subsidiaries and affiliated companies, including its directors, officers, employees, agents and representatives, as additional insured.  Coverage under each policy will be a minimum of One Million United States Dollars (US $1,000,000) for each instance and Three Million United States Dollars (US $3,000,000) in the aggregate with a deductible in each instance of not more than Fifty Thousand United States Dollars (US $50,000).  Each such policy shall require that CBS receive at least thirty (30) days written notice of the cancellation, amendment, or endorsement thereof before the same is effective.  Licensee shall furnish CBS upon signature of this Agreement by Licensee with certificates of insurance and certified policy endorsements evidencing that this insurance coverage is in full force and effect.

11.

TERMINATION:

a.

CBS shall have the right to terminate this Agreement without prejudice to any other rights which it may have, whether pursuant to the provisions of this Agreement, in law, equity or otherwise, upon the occurrence of any one or more f the following events (herein called “defaults”):

(i)

If Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

(ii)

If Licensee shall have failed to deliver to CBS or to maintain in full force and effect the insurance and evidence thereof referred to in Paragraph 10 hereof; or

(iii)

If Licensee shall fail to make any payments due hereunder on the date due; or

(iv)

If Licensee shall fail to deliver any of the statements herein above referred to or to give access to the premises and/or license records pursuant to the provisions hereof to CBS and/or its authorized representatives for the purposes permitted hereunder; or

(v)

If Licensee shall fail to comply with any laws, regulations or industry standards as provided in subparagraph 7(a), or if any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Articles are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws regulations or standards, or in a manner likely to cause harm; or

(vi)

If Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy, or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

(vii)

In the event that the Licensee does not commence in good faith to manufacture, distribute, and sell each Licensed Article throughout the Territory on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute, and sell each of the Licensed Articles throughout the Territory; or

(viii)

If Licensee shall manufacture, sell, or distribute, whichever first occurs, any of the Licensed Articles without prior written approval of CBS as provided in Paragraph 7 hereof; or

(ix)

If a manufacturer approved hereunder shall engage in conduct, which if engaged in by Licensee would entitle CBS to terminate this Agreement; or

(x)

If Licensee delivers or sells Licensed Articles outside the Territory or knowingly sells Licensed Articles to a third party for delivery outside the

Territory; or

(xi)

If Licensee shall breach any other agreement in effect between Licensee on the one hand and CBS, or either of them, on the other.

b.

In the event any of these defaults occur, CBS shall give notice of termination in writing to Licensee.  The Licensee shall have ten (10) business days from the date of giving notice in which to correct any of these defaults (except subdivision (viii) above which is not curable), and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including the Guarantee) shall then be promptly due and payable and no portion of prior payments shall be repayable to the Licensee.

c.

Upon the expiration of the Term or earlier termination of this Agreement: (i) all rights, licenses and privileges granted to Licensee hereunder shall automatically revert to CBS; (ii) Licensee shall, in CBS’s discretion, either deliver to CBS materials which reproduce the Licensed Articles or give to CBS satisfactory proof of the destruction thereof; (iii) Licensee shall, within one (l) month after such expiration or termination, deliver to CBS a complete and accurate inventory of all units of the Licensed Articles on hand and/or in the process of manufacture, as of both the date of such expiration or termination and the date of such statement and CBS shall have the right, upon prior notice, to enter onto Licensee’s premises during normal business hours to conduct physical inventories to verify the accuracy of said statement; and (iv) provided this Agreement is not terminated due to material breach by Licensee, Licensee may sell off then existing inventories of the Licensed Articles on a non-exclusive basis for a period of ninety (90) days, subject to all the other terms and conditions hereof, and provided the same have not been manufactured solely or principally for sale during such period and only after first giving CBS the opportunity to purchase the same as Licensee’s cost of manufacture thereof, which purchase may be of some or all of such units, in CBS’s sole discretion.

d.

No waiver by either party hereto of any breach of this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision hereof.  The exercise of any right granted to either party hereunder shall not operate as a waiver.  The normal expiration of the Term of this Agreement shall not relieve either party of its respective obligations accruing prior thereto, nor impair or prejudice the respective rights of either party against the other, which rights by their nature survive such expiration.

12.

MISCELLANEOUS:

a.

INJUNCTION:  Licensee acknowledges that its failure to perform any of the material terms or conditions of this Agreement shall result in immediate and irreparable damage to CBS.  Licensee also acknowledges that there may be no adequate remedy at law for such failures and that in the event thereof CBS shall be entitled to equitable relief in the nature of injunction and to all other available relief, at law and/or in equity.

b.

CONFIDENTIALITY:   Other than as may be required by any applicable law, government order or regulation, or by order or decree of any court of competent jurisdiction, Licensee shall not publicly divulge or announce, or in any manner disclose to any third party, any information or matters revealed to Licensee pursuant hereto, or any of the specific terms and conditions of this Agreement.

c.

NO ASSIGNMENT:   The rights and obligations of Licensee hereunder may not be assigned, delegated, or sublicensed without the prior written consent of CBS, each to be granted or withheld in its sole and absolute discretion.  Any purported assignment, delegation or sublicense by Licensee without CBS’s prior written consent shall be deemed null and void ab initio.  The transfer in the aggregate of fifty percent (50%) or more of the capital stock or voting power of Licensee shall be deemed an assignment for purposes of this Agreement.  Licensee may not enter into any agreement with any third party for the manufacturing or distribution of any of the Licensed articles without CBS’s prior written consent.  CBS may assign all or part of its rights hereunder, and/or may delegate all or part of its obligations hereunder, to any third party.

d.

FORCE MAJEURE:   The parties shall be released from their respective obligations hereunder if government regulations or other causes arising out of a state of war or other national emergency, or other causes beyond the reasonable control of the parties render performance of such obligations reasonably impracticable.  If such event continues for a period of sixty (60) days, either party may terminate this Agreement by giving written notice.  Upon such termination, all royalties due on sales theretofore made, shall become then immediately due and payable, and no Advance, Royalties, or Guarantee theretofore paid shall be repayable.  If neither party elects to terminate this Agreement as immediately herein above provided, the Term of this Agreement shall be extended automatically for a period of time equal to the period of such “force majeure” event but not to exceed six months from the date of first occurrence.

e.

FURTHER INSTRUMENTS:   Licensee shall furnish CBS with any further instruments, in such form and substance as CBS may reasonably require to evidence, establish, protect, record, enforce, defend or secure to CBS any or all of their rights, titles, properties or interests or more fully to effectuate or carry out the purposes, provisions or intent of this Agreement.  Unless Licensee executes and delivers such documents reasonably requested by CBS or provides a reasonable objection to said request within ten (10) days from the date of request, Licensee irrevocably appoints CBS as its lawful attorney-in-fact to execute or deliver the instruments contemplated by this paragraph.

f.

GOVERNING LAW:  THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF NEW YORK, AND THE PARTIES HERETO SUBMIT AND CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, INCLUDING FEDERAL COURTS LOCATED THEREIN, SHOULD FEDERAL JURISDICTION REQUIREMENTS EXIST, IN ANY ACTION BROUGHT TO ENFORCE (OR OTHERWISE RELATING  TO) THIS CONTRACT.  THE PREVAILING PARTY IN ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND COSTS.

g.

NOTICES:   Notices hereunder shall be given in writing and sent by registered or certified mail, return receipt requested, or by nationally recognized express carrier, addressed to the address indicated in the Agreement, to the attention of such official as the recipient shall designate in writing.  Each party shall notify the other in writing promptly after any change in address.  Requirements relating to submission for approvals shall be governed by Paragraph 7, above

h.

ENTIRE AGREEMENT, ETC.:   This Agreement (including any exhibits and schedules which are attached hereto and made a part hereof by this reference), shall constitute the entire understanding of the parties with respect to the subject matter, superseding all prior and contemporaneous promises, agreements and understandings, whether written or oral, pertaining thereto and cannot be modified except by a written instrument signed by both parties.  Paragraph headings contained in this Agreement are for convenience only and shall not be given any legal effect.  Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto, or constitute either party the agent of the other.  This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party, whether referred to herein or not.  Nothing herein contained shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and material statute, law or ordinance, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

SCHEDULE II

Attached to and forming a part of the License Agreement dated as of 8/23/07 by and between CBS CONSUMER PRODUCTS, a Division of CBS Broadcasting, Inc. And ETERNAL IMAGE.

EXHIBIT A

Contract

Number:

Licensor:

Licensee

Address:

CBS Consumer Products

1700 Broadway, 33rd Floor

New York, NY 10019

Phone

Number:

Finance Contact Name:

Attn: John Puntuieri

Contract Term:

Property Name:

Reporting

Currency:

Period:

Current Period

Information

Cumulative Information

Total Net

Total Cumulative

Sales:

Royalties:

Royalty Rate:

Less: Advance:

Less: Unearned Adv/

Guar:

Less: Previous Royalty Payments:

Add: Current Period Royalties

Royalty Due:

Total Balance Due:

ROYALTY DETAIL (separate sheet to be Submitted for each territory
Contract No.							Reporting Period
Territory
Units							Sales
SKU	Product Description	Channel	Price	Gross	Returns	Deduction	Net	Gross	Returns	Deduction	Net	Rate	Royalty

Totals:

EXHIBIT B

PRODUCT APPROVAL GUIDELINES

Your agreement with CBS Consumer Products requires submission of all articles for review and written approval prior to production.  Please send materials to:

John Van Citters

Director, Product Development

CBS Consumer Products

2401 Colorado Ave., Suite 110

Santa Monica, CA 90404

Approval will be required at each stages of preparation.  This procedure insures that problems are caught early on, when they can still be changed, without great expense of  time or money.

1.

PACKAGED, COLLATERAL MATERIALS, CATALOGS AND BROCHURES, PRINT ADVERTISING (CONSUMER AND TRADE) AND PRINTED PRODUCT

a.

Rough sketches or layout concepts and rough copy.

b.

Finished comps - final copy and art together (mechanical) including legal notices.

c.

Final art (color).

NOTE:  In come instances, such as posters, approval of color proof may be required to insure quality of the final product.

2.

THREE -DIMENSIONAL PRODUCTS

a.

Concept (renderings)

b.

Prototypes (sculpture)

c.

Production samples or strike-offs

3.

AUDIO OR VIDEO ADVERTISING, SALES AIDS, ETC.

a.

Radio script or television script and storyboard.

b.

Audio or video tapes prior to use or airing (rough cut and final cut); copyright notice must be on tape.

NOTE:

Revisions:  In addition, all materials must be re-submitted for approval each time a revision is made incorporating changes requested.  Revisions of copy or manuscripts must be redlined or highlighted.

Please advise us of your time constraints, if any, so we may respond on short notice, only if absolutely necessary.  Also, please allow time to make necessary changes.  The approval time provided by agreement is generally fourteen (14) days.  Every effort will be made to expedite approvals as quickly as possible.

Samples of finished products must be submitted to the agreement.

Please remember that all submissions not approved in writing are deemed disapproved.